                          OFFICE OF THRIFT SUPERVISION
                             WASHINGTON, D.C. 20552
                                   FORM 10-Q

(MARK ONE)

        X    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      -----  SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 1995


       ----   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from            to
                               ----------    ----------

                             OTS Docket Number 6092

                          MACOMB FEDERAL SAVINGS BANK
                          ---------------------------
             (Exact name of registrant as specified in its charter)

        United States                                     38-1524859
        -------------                                     ----------
 (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)


  23505 Greater Mack, St. Clair Shores, Michigan              48080
  ----------------------------------------------              -----
     (Address of principal executive office)                (Zip Code)

       Registrant's telephone number, including area code: (810) 771-2500

                                      N/A
              ---------------------------------------------------
    Former name, former address and former fiscal year, if changed since last report.

       Indicate by check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes   X     No
                                              -----      -----

       Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, par value $1.00 per share                    186,604
---------------------------------------                    -------
                 Class                             Outstanding at 02/7/96

                          MACOMB FEDERAL SAVINGS BANK
                                     INDEX


                                                                                                     Page
PART I  FINANCIAL INFORMATION                                                                        ----

       Item 1.  Financial Statements

          Statements of Financial Condition - June 30,
            1995 and December 31, 1995 (unaudited)                                                      1-2

          Statements of Operations - Three and six month periods ended December 31, 1994
            and December 31, 1995 (unaudited)                                                           3-4

          Statements of Cash Flows - Six month periods ended
            December 31, 1994 and December 31, 1995 (unaudited)                                         5-6

          Statement of Changes in Stockholders' Equity - Six months ended
            December 31, 1995 (unaudited)                                                                7

          Notes to Financial Statements                                                                 8-9

       Item 2.  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                                                  10-14

PART II         OTHER INFORMATION

          Item  1.  Legal Proceedings                                                                   15

          Item  2.  Changes in Securities                                                               15

          Item  3.  Defaults upon Senior Securities                                                     15

          Item  4.  Submission of Matters to a Vote of Security Holders                                 15

          Item  5.  Other Information                                                                   15

          Item  6.  Exhibits and reports on Form 8-K                                                    15

Signatures                                                                                              16

Exhibit II                                                                                              17


                          MACOMB FEDERAL SAVINGS BANK
                       STATEMENTS OF FINANCIAL CONDITION
                   As of June 30, 1995 and December 31, 1995


                                  A S S E T S


                                                                      June 30,              December 31,
                                                                        1995                   1995
                                                                    -----------             -----------
                                                                                            (Unaudited)

Cash and equivalents                                                $ 2,490,204             $ 5,940,661
Certificates of deposit                                               2,550,000               1,084,000
Loans receivable, net                                                21,270,129              21,062,573
U.S. Treasury Bills, $ held-to-maturity
  (estimated market value of $8,852,109
  on June 30, 1995 and $7,942,307 on
  December 31, 1995)                                                  8,832,902               7,948,945
Mortgage-backed securities, held-to-
  maturity (estimated market value of
  $4,413,680 on June 30, 1995 and
  $4,182,208 on December 31, 1995)                                    4,480,111               4,216,440
Accrued interest receivable, net                                        137,432                 141,291
Stock in Federal Home Loan Bank, at cost                                207,800                 207,800
Stock in Federal Home Loan Mortgage
  Corporation, available-for-sale, at
  fair value                                                            243,243                 297,594
Property and equipment, net                                              81,828                  79,789
Deferred federal income taxes                                           149,480                 149,601
Policy cash value - Officers' and
  directors' benefit plan                                             1,300,800               1,325,983
Other assets                                                            132,141                 130,329
                                                                   ------------            ------------

      TOTAL ASSETS                                                 $ 41,876,070            $ 42,585,006
                                                                   ============            ============



                See accompanying notes to financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                 June 30,                     December 31,
                                                                   1995                           1995
                                                                -----------                   ------------
                                                                                              (Unaudited)

CURRENT-LIABILITIES
   Deposits                                                    $ 34,256,150                   $ 35,063,737
   Advances from borrowers for taxes
    and insurance                                                   528,766                        233,101
   E.S.O.P. loan payable - Comerica Bank -
    Current portion                                                  36,000                         36,000
   Employees' and directors' pension
     fund payable                                                   854,934                        908,251
   Other liabilities                                                 65,020                         49,324
                                                               ------------                   ------------
   Total Current Liabilities                                   $ 35,740,870                   $ 36,290,413
                                                               ------------                   ------------
LONG-TERM LIABILITIES
   E.S.O.P. loan payable - Comerica Bank                             45,000                         27,000
                                                               ------------                   ------------
     TOTAL LIABILITIES                                         $ 35,785,870                   $ 36,317,413
                                                               ------------                   ------------

STOCKHOLDERS' EQUITY
   Capital Stock
     Authorized 3,000,000 shares common,
     issued and outstanding 186,604 shares
     at $1 par value                                           $    186,604                   $    186,604
   Additional Paid-in Capital                                     1,429,939                      1,429,939
   Retained Earnings (Substantially
     restricted)                                                  4,403,330                      4,526,851
   Not unrealized appreciation on
     available-for sale securities, net of
     tax of $77,957 as of June 30, 1995
     and $96,436 as of December 31, 1995                            151,327                        187,199
                                                               ------------                   ------------
     Totals                                                    $  6,171,200                   $  6,330,593
   Less: Unearned E.S.O.P. shares                                    81,000                         63,000
                                                               ------------                   ------------
     TOTAL STOCKHOLDERS' EQUITY                                $  6,090,200                   $  6,267,593
                                                               ------------                   ------------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                    $ 41,876,070                   $ 42,585,006
                                                               ============                   ============





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                            STATEMENTS OF OPERATIONS
          Three and Six Month Periods Ended December 31, 1994 and 1995


                                                       Three Months Ended                     Six Months Ended
                                                           December 31,                          December 31,
                                                    1994                1995               1994                1995
                                                 -----------------------------         -------------------------------
                                                           (Unaudited)                           (Unaudited)
INTEREST INCOME
   Interest and fees on loans                    $ 414,783           $ 433,083         $  825,772          $  870,689
   Interest on investments                           4,316               4,179              8,027              10,519
   Interest on mortgage-backed
     securities                                     67,466              71,011            137,170             134,755
   Other                                           176,753             216,142            322,498             427,123
                                                 ---------           ---------         ----------          ----------
      TOTAL INTEREST INCOME                      $ 663,318           $ 724,415         $1,293,467          $1,443,086
                                                 ---------           ---------         ----------          ----------
INTEREST EXPENSES
   Interest on deposits                          $ 366,106           $ 453,117         $  703,790          $  894,157
   Interest on borrowings                            1,784               1,583              3,908               2,953
                                                 ---------           ---------         ----------          ----------
      TOTAL INTEREST EXPENSE                     $ 367,890           $ 454,700         $  707,698          $  897,110
                                                 ---------           ---------         ----------          ----------
      NET INTEREST INCOME                        $ 295,428           $ 269,715         $  585,769          $  545,976

   PROVISION FOR LOSSES ON LOANS                        --                  --                 --                  --
                                                 ---------           ---------         ----------          ----------
      NET INTEREST INCOME
        AFTER PROVISION FOR
        LOSSES ON LOANS                          $ 295,428           $ 269,715         $  585,769          $  545,976
                                                 ---------           ---------         ----------          ----------
OTHER INCOME
   Charges and other fees                        $   5,888           $   6,386         $   11,559          $   11,569
   Net gain on sale of real
     estate owned                                       --                  --                428               1,295
   Other                                                --                  --                  2                  --
                                                 ---------           ---------         ----------          ----------
      TOTAL OTHER INCOME                         $   5,888           $   6,386         $   11,989          $   12,864
                                                 ---------           ---------         ----------          ----------
OTHER EXPENSES
   Salaries and benefits                         $ 162,358           $ 153,226         $  290,740          $  272,605
   Occupancy                                         4,455               4,544             10,802              10,885
   Insurance                                        13,281              23,536             26,647              46,741
   Legal, audit and
     examination fees                               13,112               3,773             37,132              27,421
   Office supplies and postage                       3,893               2,310              6,809               5,525
   State intangibles and single
     business tax                                    (882)                 533                758              13,267
   Dues and assessments                              6,701               5,858             12,333               9,496
   Other                                             1,794               4,267              5,367               7,243
                                                 ---------           ---------         ----------          ----------
      TOTAL OTHER EXPENSES                       $ 204,712           $ 198,047         $  390,588          $  393,183
                                                 ---------           ---------         ----------          ----------

               See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                      STATEMENTS OF OPERATIONS (CONTINUED)
          Three and Six Month Periods Ended December 31, 1994 and 1995


                                                      Three Months Ended                      Six Months Ended
                                                          December 31,                           December 31,
                                                    1994                1995              1994                1995
                                                  ----------------------------          -----------------------------
                                                         (Unaudited)                             (Unaudited)

   NET INCOME BEFORE INCOME TAXES                 $ 96,604            $ 78,054          $ 207,170           $ 165,657
                                                  --------            --------          ---------           ---------
FEDERAL INCOME TAX
   Current                                        $ 19,307            $  6,275          $  52,003           $  60,736
   Deferred                                          4,240              10,664              6,501             (18,600)
                                                  --------            --------          ---------           ---------
      TOTAL FEDERAL INCOME TAX                    $ 23,547            $ 16,939          $  58,504           $  42,136
                                                  --------            --------          ---------           ---------
      NET INCOME                                  $ 73,057            $ 61,115          $ 148,666           $ 123,521
                                                  ========            ========          =========           =========
AVERAGE SHARES OUTSTANDING                         176,404             180,004            175,954             179,554
                                                  ========            ========          =========           =========
EARNINGS PER SHARE                                $    .41            $    .34          $     .84           $     .69
                                                  ========            ========          =========           =========




                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                            STATEMENTS OF CASH FLOWS
               Six Month Periods Ended December 31, 1994 and 1995



                                                                   Period Ended                       Period Ended
                                                                 December 31, 1994                  December 31, 1995
                                                                 -----------------                  -----------------
                                                                    (Unaudited)                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $   148,666                         $  123,521
                                                                   -----------                         ----------
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation                                                  $     1,839                         $    3,130
     Interest on mortgage-backed securities                             (3,077)                            (3,075)
     Interest on U.S. Treasury bills                                        --                           (264,730)
     E.S.O.P. compensation expense                                      18,000                             l8,000
     Provision for deferred income taxes                                 6,501                            (18,600)
     Interest paid in advance                                           (1,043)                               895
     (Increase) Decrease in:
        Accrued interest receivable                                   (114,952)                            (3,859)
        Prepaid expenses                                                30,642                              1,292
        Accounts receivable                                                517                                520
     Increase (Decrease) in:
        Accrued interest on deposits                                     9,771                                 --
        Pension fund payable                                            78,429                             53,317
        Old outstanding checks and money orders                         (1,020)                                --
        Accrued expenses and accounts payable                          (14,997)                           (28,187)
        Federal income tax payable                                          --                             11,596
                                                                   -----------                         ----------
              Total Adjustments                                    $    10,610                         $ (229,701)
                                                                   -----------                         ----------
              Net Cash Provided (Used) by
                Operating Activities                               $   159,276                         $ (106,180)
                                                                   -----------                         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Net change in certificates of deposit                           $  (888,000)                        $ 1,466,000
   Purchased loans                                                  (1,483,000)                         (1,445,140)
   Originated loans                                                         --                             (19,500)
   Principal collections on loans                                    1,566,102                           1,672,196
   Purchase of U.S. Treasury bills                                  (5,772,383)                         (9,851,313)
   Proceeds from repayment on
     mortgage-backed securities                                        295,612                             266,746
   Proceeds from repayment on U.S.
     Treasury Bills                                                  1,000,000                          11,000,000
   Capital expenditures                                                 (4,629)                             (1,091)
   Net increase in policy cash value -
     Officers' and directors' benefit plan                             (19,425)                            (25,183)
                                                                   -----------                         -----------
              Net Cash Provided (Used) by
                Investing Activities                               $(5,305,723)                        $ 3,062,715
                                                                   -----------                         -----------

               See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                      STATEMENTS OF CASH FLOWS (CONTINUED)
               Six Month Periods Ended December 31, 1994 and 1995

                                                                 Period Ended                       Period Ended
                                                              December 31, 1994                  December 31, 1995
                                                              -----------------                  -----------------
                                                                 (Unaudited)                        (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances by borrowers                                        $   (253,815)                       $  (295,665)
   Payments to E.S.O.P.                                              (18,000)                           (18,000)
   Net increase (decrease) in customer savings                     1,150,895                            807,587
                                                                ------------                        -----------
        Net Cash Provided by
          Financing Activities                                  $    879,080                        $   493,922
                                                                ------------                        -----------
        NET INCREASE (DECREASE)
          IN CASH AND EQUIVALENTS                               $ (4,267,367)                       $ 3,450,457

        CASH AND EQUIVALENTS, BEGINNING OF
          PERIODS                                                  8,703,457                          2,490,204
                                                                ------------                        -----------

        CASH AND EQUIVALENTS, END OF PERIODS                    $  4,436,090                        $ 5,940,661
                                                                ============                        ===========

   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash paid during the periods for:
        Income taxes                                            $     21,090                        $     3,188
        Interest                                                     698,151                            911,052





                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       Six Months Ended December 31, 1995





                                                          Retained      Net Unrealized
                                            Additional    Earnings,     Appreciation on                  Unearned
                                Common       Paid-in    Substantially  Available-For-Sale                  ESOP
                                 Stock       Capital      Restricted     Stock in FHLMC      Total        Shares        Total
                              ---------    -----------  -------------  ------------------  ----------   ----------    ----------
BALANCE,
JULY 1, 1995                   $186,604    $ 1,429,939    $ 4,403,330      $ 151,327      $6,171,200      $(81,000)   $6,090,200


Net income for                       --             --        123,521             --         123,521            --       123,521
 the period


Net change in
 unrealized appreciation
 on available-for
 -sale stock, net                    --             --             --         35,872          35,872            --        35,872
 of $18,479 tax


Value of E.S.O.P.                    --             --             --             --              --        18,000        18,000
 shares released               --------    -----------    -----------      ---------     -----------    ----------     ---------

BALANCE, December              $186,604    $ 1,429,939    $ 4,526,851      $ 187,199     $ 6,330,593    $  (63,000)   $6,267,593
  31, 1995                     ========    ===========    ===========      =========     ===========    ==========    ==========


                See accompanying notes to financial statements.

                          MACOMB FEDERAL SAVINGS BANK
                         NOTES TO FINANCIAL STATEMENTS


Basis of Presentation:

 In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary for a fair presentation. The results of operations for the six months ended December 31, 1995, are not necessarily indicative of the results that may be expected for the entire year. The interim financial information should be read in conjunction with the financial statements and notes in the 1995 annual report of Macomb Federal Savings Bank (The "Bank").

Earnings per Share:

 Earnings per share are calculated based on adjusting the weighted average number of shares outstanding during the period to reflect the unreleased shares held by the E.S.O.P. As principal payments are made, compensation expense is recorded and shares become outstanding for earnings per share (EPS) computations. The weighted average shares outstanding during the three month period ended December 31, 1994 was 176,404, for the six month period ended December 31, 1994 was 175,954, for the three month period ended December 31, 1995 was 180,004, and for the six month period ended December 31, 1995 was 179,554.


Provision for Probable Losses:

 A provision for probable losses on loans and real estate is charged to operations based upon management's evaluation of the potential losses in its loan and real estate portfolios. The major factors considered in evaluating potential losses are recent loss experience, current economic conditions, and the overall balance and composition of the loan and real estate portfolios.

 The following table sets forth certain information concerning the Bank's non-performing assets:

                                            June 30,   December 31,
                                             1995         1995
                                            --------   -----------

  Accruing loans past due more than
    90 days                                 $   0       $ 24,082
  Nonaccrual loans                              0         52,484
  Real estate held for redemption               0              0
                                            -----       --------
      Total non-performing assets           $   0       $ 76,566
                                            =====       ========

Income Taxes:

  The Bank's provision for federal income taxes, for all the periods presented, varies from the statutory rates due principally from the recognition of income and expenses on the cash basis of accounting for income tax purposes.

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

MORTGAGE-BACKED SECURITIES AND U.S. TREASURY BILLS:

  The carrying value and estimated market value of mortgage-backed securities and U.S. Treasury Bills are summarized as follows:


                                                      June 30, 1995
                               ---------------------------------------------------------
                                                   Gross          Gross       Estimated
                                Amortized       Unrealized     Unrealized       Market
                                   Cost           Gains          Losses         Value
                               ----------      -----------    -----------     ----------

  Held-to-Maturity
    Federal Home Loan
      Corporation               $1,649,891     $       --     $   26,010      $1,623,881
    GNMA Certificates              856,953             --         30,654         826,299
    FNMA Certificates            1,973,267             --          9,767       1,963,500
                               -----------     -----------    ----------      ----------
        Totals                  $4,480,111     $       --     $   66,431      $4,413,680
                               ===========     ===========    ==========      ==========
  Held-to-Maturity
    U.S. Treasury Bills         $8,832,902     $   19,207     $      --       $8,852,109
                               ===========     ===========    ==========      ==========

  All maturities are within twelve months.



                                                    December 31, 1995
                               ---------------------------------------------------------
                                                   Gross          Gross       Estimated
                                Amortized       Unrealized     Unrealized       Market
                                   Cost           Gains          Losses         Value
                               ----------      -----------    -----------     ----------
  Held-to-Maturity
    Federal Home Loan
      Corporation               $1,518,474     $        --    $   18,131      $1,500,343
    GNMA certificates              722,323              --        22,333         699,990
    FNMA certificates            1,975,643           6,232            --       1,981,875
                               -----------     -----------    ----------      ----------
        Totals                  $4,216,440     $     6,232    $   40,464      $4,182,208
                               ===========     ===========    ==========      ==========
  Held-to-Maturity
    U.S. Treasury Bills         $7,948,945     $        --    $    6,638      $7,942,307
                               ===========     ===========    ==========      ==========

All maturities are within twelve months.


                                   * * * * *

                          MACOMB FEDERAL SAVINGS BANK
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


PART I. Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS


General

  The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on its deposits. Operating results are also affected to a lesser extent by the type of lending, fixed rate versus adjustable or short-term, each of which has a different rate and fee structure. The Bank's operating expenses principally consist of employee compensation, occupancy expenses, federal insurance premiums and other general and administrative expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

Management Strategy

  The Bank has historically focused its lending activities on traditional single family residential loans. Because of this focus, and as a result of its relatively conservative underwriting standards, the Bank experienced minimal losses on its loans. This lack of diversification in its asset structure does, however, increase the Bank's portfolio concentration risk by making the value of the portfolio more susceptible when declines in real estate values occur in its market area.

  Management's strategy has been to maintain profitability and a strong capital position by growing at a rate that does not exceed its ability to generate earnings. Although capital does not eliminate the exposure of the Bank's net interest income to fluctuation in interest rates, it does allow the Bank greater protection and flexibility when net interest income decreases as a result of increases in the cost of funds. This strategy has been accomplished by (i) maintaining a high asset quality, (ii) maintaining a higher level of interest-earning assets than interest-bearing liabilities, (iii) purchasing single family residential mortgage loans at competitive rates, either fixed or adjustable in order to maintain controlled growth, (iv) managing deposit rates and maintaining a strong deposit base by providing convenient and quality service, and (v) controlling operating expenses. Since 1984, the Bank has also sought to reduce its vulnerability to interest rate risk by purchasing ARM loans and maintaining investments with maturities generally less than five years. Management intends to continue its conservative lending policies while strengthening the Bank's position within its community.

  Consistent with management's strategy discussed above, the Bank concentrates its lending activities on purchasing, rather than originating mortgage loans. The size of the Bank, the small number of employees (five full-time and two part-time employees) and the cost of establishing an origination department have created a situation in which the purchase of mortgage loans is more economically advantageous to the Bank than the origination of such loans. Because of the lower cost to the Bank of purchasing rather than originating loans, the Bank is better able to generate earnings from its lending activities.

  In recent years, the Bank did not have sufficient high quality mortgage loans available for purchase to justify extensive investment in the mortgage market. As a result, 18.7% of the Bank's assets were invested in United States Treasury obligations and 9.9% of the Bank's assets were invested in mortgage-backed securities at December 31, 1995.

Interest Rate Sensitivity

  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net increase income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

  The Bank has taken steps to reduce or control its gap by maintaining investments with short terms to maturity and by emphasizing loans that mature or reprice more rapidly while preserving higher yields, such as shorter term mortgage loans. In addition, management of the Bank believes that, given the high level of capital of the Bank and the excess of interest-earning assets over interest-bearing liabilities, the increased net income resulting from a mismatch in the maturity of its asset and liability portfolios provides sufficient returns during periods of declining or stable interest rates to justify the increased vulnerability to sudden and unexpected increases in interest rates. Nonetheless, the Bank closely monitors its interest rate risk as such risk relates to management's strategy.

Changes in Financial Condition Over the Six-Month Period Ended December 31,
1995

  Total assets increased $.7 million or 1.7% to $42.6 million at December 31, 1995 from $41.9 million at June 30, 1995. This increase was due primarily to a $3.5 million or 138% increase in cash and equivalents at December 31, 1995. Total liabilities increased $.5 million or 1.5% to $36.3 million at December 31, 1995 from $35.8 million at June 30, 1995. This increase was primarily due to a $.8 million or 3.6% increase in deposits from $34.2 million at June 30, 1995 to $35.1 million at December 31, 1995. Stockholders' equity increased $.2 million or 2.9% to $6.3 million or 14.7% of total assets at December 31, 1995.

Comparison of Operating Results for the Three-Months Ended December 31, 1995 and December 31, 1994


  General.

  Net income for the three-months ended December 31, 1995 was $61,119 as compared to $73,057 for the three months ended December 31, 1994. A decrease in net-interest income accounted for the decrease and is more fully explained below.


  Interest Income.

  Interest income increased $61,101 to $724,419 for the three-months ended December 31, 1995 from $663,318 for the three-months ended December 31, 1994. The increase resulted primarily from the increase in net loans receivable and from an increase in United States Treasury obligations resulting in higher yields from the same period in 1994. Interest income from loans increased $18,304 or 4.4% for the three-month period ended December 31, 1995 from the same period in 1994 which was due to an increase in average loan balances.

  Interest Expense.

  Interest expense for the three-months ended December 31, 1995 increased $86,810 to $454,700. This increase is primarily attributable to an increase in the average balance of passbook and certificate accounts of $1.5 million or 4.4% to $35.1 million during the three months ended December 31, 1995 from $33.6 million during the same period in 1994. The average cost of passbook and certificate accounts increased to 5.39% in the three-month period ended December 31, 1995 from 4.34% in the same period in 1994 as a result of general market conditions.

  Net Interest Income Before Provision for Loan Losses.

  Net interest income before provision for loan losses decreased to $269,719, for the three-months ended December 31, 1995 from $295,428 for the three-months ended December 31, 1994. The decrease resulted primarily from an increase in the interest on deposits during the same period in 1994.

  Provision for Loan Losses.

  No increase in the provision for loan losses was recorded for the three-month period ended December 31, 1995 and December 31, 1994. Management determined that the loss reserves were adequate as of December 31, 1995 and December 31, 1994.

  Non-Interest Income.

  The Bank had substantially no change in non-interest income in the three-months ended December 31, 1995 over the same period in 1994.

  Non-Interest Expense.

  Non-interest expense was $198,047 in the three-months ended December 31, 1995 as compared to $204,712 for the same period in 1994. The $6,665 decrease, was due to a decrease in salaries and benefits at December 31, 1995 as compared to the same period in 1994.

  Income Tax Expense.

  Income tax expense for the three-months ended December 31, 1995 decreased by $6,608 as a result of a decrease in net income as compared to the three-months ended December 31, 1994.


  Liquidity and Capital-Resources

  The Bank's primary source of funds are deposits and investments, and proceeds from principal and interest payments on loans. While maturities and scheduled amortization of loans and investments are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and most recently, the restructuring of the thrift industry. The primary investing activity of the Bank is the purchase of mortgage loans. During the three-month period ended December 31, 1995, the Bank purchased mortgage loans in the amount of $516,450. Other investing activities include investing in mortgage-backed securities and United States Treasury obligations. During the three-month period ended December 31, 1995, this activity was funded primarily by principal repayments on loans totalling $773,000.

   The Bank has other sources of liquidity if a need for additional funds arises. Additional sources of funds include FHLB of Indianapolis advances although no such advances were outstanding at December 31, 1995. Other sources of liquidity can be found in the Bank's balance sheet, such as investments in certificates of deposit maturing within one year.

  The Bank is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required minimum ratio is currently 5.0%. The Bank's liquidity ratio was 40.70% at December 31, 1995.

  The Bank's most liquid assets are cash and cash equivalents, which include investments in highly liquid short-term investments. The level of these assets are dependent on the Bank's operating, financing and investing activities during any given period. At December 31, 1995, cash and cash equivalents totalled $5,940,661.

  The Bank anticipates that it will have sufficient funds available to meet its current commitments. At December 31, 1995, the Bank had commitments to purchase residential mortgages of $631,000. Customer deposits which are scheduled to mature in one year or less at December 31, 1995 totalled $19.7 million. Management believes that a significant portion of such deposits will remain with the Bank.

  The following table, which summarizes the Bank's regulatory capital requirements versus actual capital, shows that the Bank exceeded all requirements at December 31, 1995.

                                Regulatory                     Required                     Excess
                                Capital                        Capital                      (Shortage)
                                -------                        -------                      ----------
                                Amount               %         Amount           %           Amount            %
                                ------               -         ------           -           ------            -
  Tangible Capital              $6,268,000           14.7      $  639,000       1.5         $5,629,000        13.2
  Core Leverage Capital         $6,081,000           14.3      $1,278,000       3.0         $4,803,000        11.3
  Risk-Based Capital            $6,231,000           42.0      $1,186,000       8.0         $5,045,000        34.0

  The OTS has issued a final rule adding an interest rate risk component to the present capital rules. The rule requires the OTS to measure an institution's interest rate risk as the percentage change in the market value of its portfolio resulting from a hypothetical 200 basis point shift in interest rates. The additional capital an institution would be required to maintain would be calculated as one-half of the difference between the measured risk and 2 percent multiplied by the market value of the institution's assets. Institutions with less than $300 million in assets and a risk-based capital ratio in excess of 12 percent are exempt from the OTS' regulations.

Part II  Other Information

  Item 1.  Legal Proceedings

           None.

  Item 2.  Changes in Securities

           Not applicable.

  Item 3.  Defaults upon Senior Securities

           Not applicable.

  Item 4.  Submission of Matters to a Vote of Security Holders

           None.

  Item 5.  Other Information.

           On November 8, 1995, the Bank announced it had entered into a definitive agreement to be acquired by D & N Financial
           Corporation, subject to shareholder and regulatory approval.

  Item 6.  Exhibits and reports on Form 8-K

           (a) Exhibit II - Computation of per share earnings is attached hereto.

           (b) Reports of Form 8-K - No reports on Form 8-K were filed during the three months ended December 31, 1995.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MACOMB FEDERAL SAVINGS BANK
                                       ---------------------------
                                               Registrant

  February 8, 1996                     Stanley A. Jacobson
--------------------                   ---------------------------
Date                                   Stanley A. Jacobson
                                       President and Principal
                                       Executive Officer


  February 8, 1996                     Esther Mason
--------------------                   ---------------------------
Date                                   Esther Mason
                                       Executive Vice President,
                                       Principal Financial and
                                       Accounting Officer

Exhibit II:


  The calculation of earnings per share for the three and six months ended December 31, 1994 and December 31, 1995 follows:


December 31, 1994:
  Net earnings for the three month period ended
  December 31, 1994 applicable to common stock                   $ 73,057
                                                                 ========
  Average number of common shares outstanding                     176,404

  Earnings per share                                             $    .41
                                                                 ========
  Net earnings for the six month period ended
  December 31, 1994 applicable to common stock                   $148,666
                                                                 ========
  Average number of common shares outstanding                     175,954

  Earnings per share                                                 $.84
                                                                 ========

December 31, 1995:

  Net earnings for the three month period ended
  December 31, 1995 applicable to common stock                   $ 61,115
                                                                 ========
  Average number of common shares outstanding                     180,004

  Earnings per share                                                 $.34
                                                                 ========
  Net earnings for the six month period ended
  December 31, 1995 applicable to common stock                   $123,521
                                                                 ========
  Average number of common shares outstanding                     179,554

  Earnings per share                                                 $.69
                                                                 ========



Common shares outstanding are reduced for unreleased shares held by the Employee Stock Ownership Plan (E.S.O.P.). As principal payments are made on the guaranteed E.S.O.P. loan, shares are released and become outstanding for earnings per share (EPS) computations. Unreleased shares amounted to 10,800 shares at September 30, 1994, 9,900 shares at December 31, 1994, 7,200 shares at September 30, 1995, and 6,300 shares at December 31, 1995.